As filed with the Securities and Exchange Commission on February 4, 2002
                                                    Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               I.D. SYSTEMS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                             11-2953972
------------------------------                            ----------------------
(State or other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                              One University Plaza
                          Hackensack, New Jersey 07601
                                 (201) 670-9000
        -----------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                Jeffrey M. Jagid
                             Chief Executive Officer
                               I.D. Systems, Inc.
                              One University Plaza
                          Hackensack, New Jersey 07601
                                 (201) 670-9000
            ---------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    Copy to:

                             Henry I. Rothman, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

                               ------------------

          Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

          If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                        Proposed        Proposed
      Title of Each Class             Amount to         Maximum          Maximum             Amount of
of Securities to be Registered            be         Offering Price     Aggregate       Registration Fee
         Registered                   Registered       per Share      Offering Price
---------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
share ..........................       903,375           $9.23(1)         $8,338.51           $1,993
=========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933; based on the average of the bid and asked price reported on the Nasdaq Smallcap Market on January 30, 2002.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2002

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. The selling stockholders may not sell these securities nor may they accept offers to buy these securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

PROSPECTUS

                                 903,375 Shares

                               I.D. Systems, Inc.

                                  Common Stock

     In January 2001, I.D. Systems consummated a private placement for 821,250 shares of I.D. System's common stock at $8.00 per share. Sanders Morris Harris Inc. acted as the placement agent for the private placement and received 82,125 warrants for the purchase of common stock as partial compensation for its services.

     The selling stockholders will receive all of the net proceeds from sales of their shares and will pay all brokerage commissions and similar selling expenses, if any. We will not receive any proceeds from sales of the shares by the selling stockholders.

     The address and telephone number of I.D. System's principal executive offices are:

                              One University Plaza
                          Hackensack, New Jersey, 07601
                                 (201) 670-9000

     Our common stock currently is quoted on the Nasdaq SmallCap Market under the symbol "IDSY." The last reported bid price of our common stock on the Nasdaq SmallCap Market on January 30, 2002 was $9.30.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" ON PAGE 2 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

                The date of this Prospectus is ____________, 2002

                                Table of Contents

                                                                            Page
                                                                            ----

Risk Factors...................................................................3
Special Information About Forward Looking Statements...........................5
Use of Proceeds................................................................6
Selling Stockholder ...........................................................6
Plan of Distribution ..........................................................7
Description of Securities......................................................7
Indemnification for Securities Act Liabilities.................................8
Where You Can Find More Information About Us...................................9
Legal Matters.................................................................10
Experts ......................................................................10

You should read the entire prospectus and any documents incorporated by reference carefully before purchasing I.D. Systems common stock. In this prospectus, "I.D. Systems," "we," "us" and "our" refer to the business that is owned and conducted by I.D. Systems, Inc. and its subsidiaries and not to the selling stockholders.

                                  RISK FACTORS

BEFORE YOU BUY SHARES OF OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH THE PURCHASE OF OUR COMMON STOCK. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS AND ALL DOCUMENTS INCORPORATED BY REFERENCE, BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD ALSO REFER TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING THE DOCUMENTS WE INCORPORATE BY REFERENCE UNDER "WHERE YOU CAN FIND MORE INFORMATION ABOUT US".

A MARKET FOR OUR TECHNOLOGY MIGHT NOT DEVELOP, CAUSING OUR REVENUES TO DECREASE

          Our success is highly dependent on market acceptance of our wireless monitoring and tracking system. The market for wireless monitoring and tracking products and services is new and rapidly evolving. We are not certain that our target customers will purchase our wireless monitoring and tracking system. Additionally, we cannot assure you that the market for wireless monitoring and tracking technology will continue to emerge or become sustainable. If the market for our products fails to grow, develops more slowly than we expect or becomes saturated with competing products or services, then our revenues will not increase and our financial condition will be materially adversely affected.

WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS, LIMITING OUR ABILITY TO DEVELOP AND EXPAND OPERATIONS

          Based on our current estimates, we believe that we have sufficient cash to continue operations for the next 12 months. Unplanned expenses or development opportunities may require us to raise additional capital. We currently do not have a credit facility or any commitments for additional financing. We cannot be certain that additional financing will be available when we require it and to the extent that we require it. If additional funds are unavailable to us, or are not available to us on acceptable terms, we may be unable to fund our expansion, develop or enhance our products or respond to competitive pressures.

IF WE RAISE ADDITIONAL CAPITAL THROUGH THE SALE OF COMMON STOCK, PREFERRED STOCK OR CONVERTIBLE DEBT SECURITIES, THE PERCENTAGE OWNERSHIP OF OUR THEN EXISTING STOCKHOLDERS WILL BE DILUTED

          We have issued common stock, options and warrants to purchase our common stock, and in the future we may issue additional shares of common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock. At January 28, 2002, there were warrants to purchase 307,125 shares of common stock outstanding. Additionally, we have granted options to employees for the purchase of 2,205,426 shares of our common stock, and expect to continue to grant employees stock options. Holders of our common stock do not have preemptive rights. Therefore, issuances of additional securities will dilute the percentage ownership of our stockholders.

SUBSTANTIAL SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE

          Sales of a substantial number of shares of common stock by stockholders under the registration statement of which this prospectus is a part, under another registration statement, under Rule 144 of the Securities Act of 1933 or under other exemptions that may be available under the Securities Act of 1933, could drive the market price of our common stock down by introducing a large number of shares into a market in which there is a relatively small number of shares publicly traded. Additionally, the increase in shares could increase the volatility of an already volatile market.

OUR FAILURE TO PROTECT OUR PROPRIETARY TECHNOLOGY MAY IMPAIR OUR COMPETITIVE POSITION

          We believe that we have a competitive advantage over our competitors due to our intellectual property rights. Although we seek to protect our intellectual property rights through patents, copyrights, trade secrets and other measures, we cannot be certain that:

     o    we will be able to adequately protect our technology;
     o our patents will not be successfully challenged by one or more third parties, which could result in our loss of the right to prevent others from exploiting the technology described in the patent;
     o competitors will not be able to develop similar technology independently; and
     o intellectual property laws will be adequate to protect our intellectual property rights.

          Furthermore, policing the unauthorized use of our products is difficult, and expensive litigation may be necessary to enforce our intellectual property rights. Accordingly, we cannot be certain that we will be able to protect our proprietary rights against unauthorized third party copying or use. If we are unsuccessful in protecting our intellectual property, we may lose the technological advantage we have over competitors.

WE COULD INCUR SUBSTANTIAL COSTS DEFENDING OUR INTELLECTUAL PROPERTY FROM A CLAIM OF INFRINGEMENT BY A THIRD PARTY

          In recent years, there has been significant litigation in the United States involving claims of alleged infringement of patents and other intellectual property rights. We could incur substantial costs to defend any such litigation. Although we are not currently involved in any intellectual property litigation, we may be a party to litigation in the future as a result of an alleged infringement of another's intellectual property. If a claim of infringement of intellectual property rights was decided against us, we could be required to:

     o cease selling, incorporating or using products or services that incorporate the challenged intellectual property;
     o obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms; or
     o    redesign those products or services that incorporate such technology.

IF WE ARE UNABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE, WE MAY BE UNABLE TO MEET THE NEEDS OF OUR CUSTOMERS

          Our market is characterized by rapid technological change and frequent new product announcements. Significant technological changes could render our existing technology obsolete. If we are unable to successfully respond to these developments or do not respond in a cost-effective way, we will be unable to satisfactorily meet the needs of our customers. To be successful, we must adapt to rapidly changing market conditions by continually improving the responsiveness, services and features of our products and by developing new features to meet customer needs. Our inability to meet customer needs would lead to a loss of customers.

IF WE LOSE OUR KEY PERSONNEL OR ARE UNABLE TO RECRUIT ADDITIONAL PERSONNEL, OUR BUSINESS MAY SUFFER

          We are dependent on the continued employment and performance of our executive officers and key employees, particularly Jeffrey M. Jagid, Chief Executive Officer, Kenneth S. Ehrman, Chief Operating Officer, Ned Mavrommatis, Chief Financial Officer, and Michael Ehrman, Executive Vice President of Engineering. We currently have employment agreements with Messrs. Jagid, Ehrman and Ehrman, but there is no guarantee that these employees who have entered into employment agreements will fulfill the terms of their contracts or that they will remain with us once the term of their respective employment agreements expire. Like other companies in our industry, we face intense competition for qualified personnel. Many of our competitors for qualified personnel have greater resources than we have. We cannot be certain that we will be able to maintain salaries at market levels. Therefore, we cannot be certain that we will be successful in attracting or retaining qualified personnel in the future.

WE MIGHT NOT BE ABLE TO OBTAIN THE SERVICES OF QUALIFIED SUBCONTRACTORS TO PRODUCE OUR PRODUCTS LEADING TO DISRUPTION IN PRODUCTION AND DISTRIBUTION OF OUR PRODUCTS TO OUR CUSTOMERS

          In order to meet our requirements under our contracts, we rely on the efforts and skills of subcontractors for the manufacture of our products and the delivery of our products to our customers. There is great competition for the most qualified and competent subcontractors. If we are unable to afford or hire qualified subcontractors the quality of our services and products could decline. Such conditions would limit our ability to perform our contracts with customers.

THE FEDERAL GOVERNMENT MIGHT IMPLEMENT SIGNIFICANT REGULATIONS WHICH MIGHT REQUIRE US TO INCUR SIGNIFICANT COMPLIANCE COSTS

          Our products transmit radio frequency waves, the transmission of which is governed by the rules and regulations of the Federal Communication Commission. Our ability to design, develop and sell our products will continue to be subject to the rules and regulations of the Federal Communication Commission for the foreseeable future. The implementation of unfavorable regulations, or unfavorable interpretations of existing regulations by courts or regulatory bodies, could require us to incur significant compliance costs cause the development of the affected markets to become impractical or otherwise adversely affect our ability to produce or market our products.

IF WE ARE UNABLE TO EFFECTIVELY MANAGE OUR GROWTH WE WILL BE UNABLE TO SUCCESSFULLY OPERATE OUR BUSINESS IN THE FUTURE

          Our rapid growth has placed, and is expected to continue to place, a significant strain on our managerial, technical, operational and financial resources. To manage our expected growth, we will have to implement and improve our operational and financial systems, and we will have to train and manage our growing employee base. We will also need to maintain and expand our relationships with customers, subcontractors and other third parties. If we are unable to effectively manage our growth, our business may become inefficient and we might not be able to effectively compete with competitors.

OUR NEW PRODUCTS MAY CONTAIN TECHNOLOGICAL FLAWS AND WE MAY INCUR SUBSTANTIAL LIABILITY DUE TO THESE FLAWS

          Complex technological products like ours often contain undetected errors or failures when first introduced or when new versions of the products are introduced. Despite our every effort to eliminate these flaws, there still may be flaws in our new products, even after the commencement of commercial shipments. These flaws could result in a delay of, or failure to, achieve market acceptance of our products, which, since our products are used in business critical applications could lead to substantial product liability claims. Such claims could not only adversely affect our immediate financial condition, but could permanently injure our reputation in our industry.

              SPECIAL INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

          Some of the statements in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements or publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect future events or developments.

                                 USE OF PROCEEDS

          Each selling stockholder is selling all of the shares covered by this prospectus for his, her or its own account. Accordingly, we will not receive any proceeds from the resale of the shares. We will, however, receive $786,757.50 if Sanders Morris Harris, Inc. exercises its warrant to purchase common stock. We expect to use these proceeds, if any, for general corporate purposes.

                              SELLING STOCKHOLDERS

          We issued the shares of common stock covered by this prospectus to the selling stockholders under the terms of a subscription agreement signed by each stockholder. Under the terms of a registration rights agreement between each investor and us, we are required to file this registration statement prior to February 15, 2002.

          The following table lists information regarding the selling stockholders' ownership of shares of our common stock as of February 4, 2002. Information concerning the selling stockholders may change from time to time.

                                               ----------------------------------------------------------------------------
                                                      Number of                           Number of
                                                       Shares                            Shares to be       Percent of the
                                                    Beneficially     Number of Share     Beneficially        Class Still
                                                    Owned Before       That May be       Owned if All        Owned After
Name                                                the Offering        Offered         Shares are Sold     the Offering(1)
--------------------------------------------   -------------------   ----------------   ----------------    ---------------
Apogee Fund, L.P                                        100,000           100,000                 0                0

Atlas Capital Master Fund, L.P.                          37,500            37,500                 0                0

E. Turner Baur                                           70,900            10,000                 0                0

Robert A. and Julie T. Berlacher                         15,000            15,000                 0                0

Bernard Byrd Trust                                        6,250             6,250                 0                0

CQ Fund Ltd. (2)                                        120,000           120,000                 0                0

CQ Partners Fund, L.P. (2)                               96,000            96,000                 0                0

CQ Partners Fund II, L.P. (2)                            24,000            24,000                 0                0

Dewey Investment Partnership                              6,250             6,250                 0                0

Flyline Holdings Ltd.                                    25,000            25,000                 0                0

David S. Hunt                                            25,000            25,000                 0                0

Brian Kuhn                                                6,250             6,250                 0                0

Lancaster Investment Partners, L.P.                     100,000           100,000                 0                0

Sanders Morris Harris, Inc. (3)                          82,125            82,125                 0                0

Trellus Partners LP                                     137,500           137,500                 0                0

Trellus Offshore Fund Limited                           112,500           112,500                 0                0

                     Totals                             903,375           903,375                 0                0

---------------------------
(1) Assumes that all of the shares of the common stock offered is sold.
(2) Edward Turner Baur, the controlling person of the managing partner of this selling stockholder, owns 70,900 shares of I.D. Systems common stock individually. CQ Capital, LLC, the managing partner of the selling stockholder, beneficially owned 467,300 shares of our common stock, including the shares owned by the selling stockholder, based on a schedule 13G filed with the Commission on January 25, 2002.
(3) The 82,125 shares of common stock being registered for Sanders Morris Harris, Inc. are issuable upon exercise of warrants.

                              PLAN OF DISTRIBUTION

          The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock in private transactions or on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

          o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
          o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
          o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
          o an exchange distribution in accordance with the rules of the applicable exchange;
          o    privately negotiated transactions;
          o    short sales;
          o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
          o    a combination of any such methods of sale; and
          o    any other method permitted pursuant to applicable law.

          The selling stockholders may also sell shares under rule 144 of the securities act, if available, rather than under this prospectus.

          The selling stockholders may also engage in put options, call options, other forms of derivative securities and other transactions in our securities and may sell or deliver shares in connection with these transactions. The selling stockholders may pledge its shares to its brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, his, her or its broker may, from time to time, offer and sell the pledged shares.

          Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated.

     The selling stockholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares offered hereby sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify certain selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares offered hereby against certain liabilities, including liabilities arising under the Securities Act.

                            DESCRIPTION OF SECURITIES

GENERAL

          We are authorized to issue 15,000,000 shares of common stock, par value $.01 per share, of which 5,881,625 were issued and outstanding on January 28, 2002. We are also authorized to issue

5,000,000 shares of preferred stock, $.01 par value per share. No shares of preferred stock are currently outstanding.

COMMON STOCK

          The holders of shares of common stock have no preemptive rights and the shares are not subject to redemption. Holders of common stock are not entitled to cumulative voting.

PREFERRED STOCK

          We are authorized to issue 5,000,000 million shares of preferred stock, in one or more classes or series as determined from time to time by the board of directors.

          The board of directors has the authority to issue shares of preferred stock and to fix the number of shares and the relative rights, conversion rights, voting rights and the terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of these preferred shares, subject only to the limitations and restrictions contained in our certificate of incorporation. No stockholder approval is needed. The board of directors is empowered to issue preferred stock with rights that could adversely affect the voting power or other rights of the holders of the common stock. In the event of an issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

CERTIFICATE OF INCORPORATION ANTI-TAKEOVER PROVISIONS

          Our certificate of incorporation contains several provisions which would delay, defer or prevent a change of control from occurring. The board of directors has the authority to issue preferred stock without stockholder approval with any rights or preferences the board of directors determines. Additionally, the stockholders of I.D. Systems are not permitted to act by written consent, and are therefore only permitted to take corporate at annual or special meetings. Special meetings of stockholders may only be called by:

          o the board of directors pursuant to a resolution adopted by a majority of the entire board of directors, either upon motion of a director or upon written request by the holders of at least 50% of the voting power of all the shares of capital stock of I.D. Systems entitled to vote in the election of directors, voting as a single class, or
          o    the Chairman of the Board or the President of I.D. Systems.

In addition, the affirmative vote of at least 75% of the voting power of all the shares of capital stock of I.D. Systems entitled to vote in the election of directors, voting as a single class is required to amend or repeal the provisions dealing with meetings of stockholders. These provisions make it more difficult for someone attempting to effect a change in control to do so.

DELAWARE LAW ANTI-TAKEOVER PROVISION

          We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock. This provision could make it more difficult for an "interested stockholder" to obtain control of us without the approval of the board of directors.

TRANSFER AGENT AND REGISTRAR

          The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Section 145 of the Delaware General Corporate Law provides, in general, that a corporation incorporated under the laws of the State of Delaware may:

          o indemnify any director, officer, employee or agent who worked directly for it or who worked at its request for another enterprise and was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than a derivative action by or in the right of the corporation.

          o indemnify against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by any of the aforementioned people in connection with the action, suit or proceeding if this person acted in good faith and in a manner this person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the corporation had no reasonable cause to believe that this person's conduct was unlawful.

          o in the case of a derivative action, indemnify any person against expenses actually and reasonably incurred by this person in connection with the defense or settlement of the action or suit, if this person acted in good faith and in a manner this person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which this person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which the action was brought determines that this person is fairly and reasonably entitled to indemnity for his/her expenses.

     Our certificate of incorporation authorizes us to indemnify all persons permitted to be indemnified under Section 145 of the Delaware General Corporate Law, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

          Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers and controlling persons of small business issues pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the securities act and is, therefore, unenforceable.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

          We have filed with the SEC a registration statement on Form S-3 to register shares of our common stock. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of that registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's web site.

          This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

          The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

          o Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2000;
          o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001;
          o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001;
          o Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 2001; and
          o    Current Report on Form 8-K filed on April 19, 2001.

          You may request a copy of these filings, at no cost, by writing to us at our executive offices at One University Plaza Hackensack, New Jersey, 07601,
Attention: Ned Mavrommatis, or by calling us at (201) 670-9000.

                                  LEGAL MATTERS

          Jenkens & Gilchrist Parker Chapin LLP, New York, NY, has passed upon the validity of the securities offered hereby.

                                     EXPERTS

          Richard A. Eisner & Company, LLP, independent auditors, have audited our financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements included in such annual reports are incorporated by reference in reliance on the report of Richard A. Eisner & Company, LLP, given on their authority as experts in accounting and auditing.


==================================================            ==================================================
                                                              --------------------------------------------------
          We have not authorized any dealer,
salesperson or any other person to give any
information or to represent anything not contained                            I.D. Systems, Inc.
in this prospectus. You must not rely on any
unauthorized information. This prospectus does not
offer to sell or buy any shares in any jurisdiction
where it is unlawful. The information in this
prospectus is current as of February ___, 2002.                               903,375 SHARES OF
                                                                                 COMMON STOCK

             --------------------------

                 TABLE OF CONTENTS

                                               Page
                                               ----

Risk Factors ....................................3
Special Information About
Forward Looking Statements.......................5
 Use of Proceeds.................................6
Selling Stockholder .............................6
Plan of Distribution ............................7
Description of Securities........................7
Indemnification for Securities
Act Liabilities..................................8                           ____________________
Where You Can Find More
Information About Us.............................9                                PROSPECTUS
Legal Matters...................................10                           ____________________
Experts ........................................10

                                                                              February ___, 2002
               ------------------------

==================================================            ==================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the various expenses which we will pay in connection with the issuance and distribution of the securities being registered on this registration statement. The selling stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.

                  Filing fee for registration statement ..............  $ 1,993
                  Legal fees and expenses  ...........................  $10,000
                  Accounting expenses.................................  $ 3,000
                  Miscellaneous.......................................  $ 1,007
                  Total...............................................  $16,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

          The Company's certificate of incorporation authorizes us to indemnify all persons permitted to be indemnified under Section 145 of the Delaware General Corporate Law, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

ITEM 16.  EXHIBITS.

EXHIBIT NO.     DESCRIPTION OF DOCUMENT
-----------     -----------------------

4.1 Form of subscription agreement between I.D. Systems and each of the selling stockholders used in the January 2002 private placement

4.2 Form of registration rights agreement between the I.D. Systems and each of the selling stockholders used in the January 2002 private placement

4.3             Warrant Agreement between Sanders Morris Harris, Inc. and I.D.
                Systems, dated January 22, 2002

5.1             Opinion of Jenkens & Gilchrist Parker Chapin LLP

23.1            Consent of Richard A. Eisner & Company, LLP

23.2 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1)

EXHIBIT         DESCRIPTION OF DOCUMENT
-------         -----------------------
 NO.
 ---

24.1            Power of Attorney (See page II-3 of the Registration Statement)

-----------


ITEM 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, if the total dollar value of securities offered would not exceed that which was registered, any increase or decrease in the volume of securities offered and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the securities act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the securities act and is, therefore, unenforceable.

          In the event that a claim for indemnification against liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the securities act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey on February 4, 2002.

                                        I.D. SYSTEMS, INC.

                                        By: /s/ Jeffrey M. Jagid
                                            ------------------------------------
                                            Chief Executive Officer
                                            (Principal Executive Officer)

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes Jeffrey M. Jagid and Ned Mavrommatis, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the date indicated.


            SIGNATURE                                 TITLE                                   DATE
            ---------                                 -----                                   ----

/s/ Jeffrey M. Jagid                         Chief Executive Officer and                February 4, 2002
--------------------------------------       Director (Principal Executive
Jeffrey M. Jagid                             Officer)


/s/ Kenneth S. Ehrman                        Chief Operating Officer and                February 4, 2002
--------------------------------------       Director
Kenneth S. Ehrman


/s/ Ned Mavrommatis                          Chief Financial Officer                    February 4, 2002
--------------------------------------       (Principal Financial and
Ned Mavrommatis                              Accounting Officer)


/s/ Beatrice Yormark                         Director                                   February 4, 2002
--------------------------------------
Beatrice Yormark


                                      II-3



/s/ Martin G. Rosansky                       Director                                   February 4, 2002
--------------------------------------
Martin G. Rosansky


/s/ Lawrence Burstein                        Director                                   February 4, 2002
--------------------------------------
Lawrence Burstein


/s/ N. Bert Loosmore                         Director                                   February 4, 2002
--------------------------------------
N. Bert Loosmore


                                  EXHIBIT INDEX
                                  -------------

EXHIBIT         DESCRIPTION OF DOCUMENT
-------         -----------------------
 NO.
 ---

4.1 Form of subscription agreement between I.D. Systems and each of the selling stockholders used in the January 2002 private placement
4.2 Form of registration rights agreement between the I.D. Systems and each of the selling stockholders used in the January 2002 private placement
4.3             Warrant Agreement between Sanders Morris Harris, Inc and I.D.
                Systems, dated January 22, 2002
5.1             Opinion of Jenkens & Gilchrist Parker Chapin LLP
23.1            Consent of Richard A. Eisner & Company, LLP
23.2 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1)
24.1            Power of Attorney (See page II-3 of the Registration Statement)

-----------


                                      E-1